                                                                      EXHIBIT 24


                               POWER OF ATTORNEY


     The undersigned directors of Magna Entertainment Corp. (the "Corporation") hereby appoint Jim McAlpine, President and Chief Executive Officer, Graham J. Orr, Executive Vice-President and Chief Financial Officer and Gary M. Cohn, Vice-President, Special Projects and Secretary as their true and lawful attorneys-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended, any and all Registration Statements (including any and all amendments or post-effective amendments thereto) relating to the shares of Class A Subordinate Voting Stock of the Corporation.

This Power of Attorney automatically ends upon the termination of Mr. McAlpine's, Mr. Orr's and Mr. Cohn's service with the Corporation.

In witness whereof, the undersigned have executed this Power of Attorney on this 29th day of August, 2001.

Signature                    Title                                        Date
/s/ Jim McAlpine
---------------------------
Jim McAlpine                 President and Chief Executive Officer and    August 29, 2001
                             Director (Principal Executive Officer)

/s/ Graham J. Orr
---------------------------
Graham J. Orr                Executive Vice-President and Chief           August 29, 2001
                             Financial Officer (Principal Financial
                             Officer)

/s/ Douglas R. Tatters
---------------------------
Douglas R. Tatters           Vice-President and Controller (Principal     August 29, 2001
                             Accounting Officer)

/s/ Jerry D. Campbell
---------------------------
Jerry D. Campbell            Vice-Chairman and Director                   August 29, 2001

___________________________
William G. Davis            Director                                      August 29, 2001

/s/ Peter M. George
---------------------------
Peter M. George             Director                                      August 29, 2001

/s/ Joseph W. Harper
---------------------------
Joseph W. Harper            Director                                      August 29, 2001

/s/ J. Terrence Lanni
---------------------------
J. Terrence Lanni           Director                                      August 29, 2001

___________________________
Edward C. Lumley            Director                                      August 29, 2001

/s/ James Nicol
---------------------------
James Nicol                 Vice-Chairman and Director                    August 29, 2001

/s/ Gino Roncelli
---------------------------
Gino Roncelli               Director                                      August 29, 2001

/s/ Andrew Stronach
---------------------------
Andrew Stronach             Vice-President, Corporate Development and     August 29, 2001
                            Director

/s/ Frank Stronach
---------------------------
Frank Stronach              Chairman and Director                         August 29, 2001

/s/ Ronald J. Volkman
---------------------------
Ronald J. Volkman           Director                                      August 29, 2001

___________________________
John C. York II             Director                                      August 29, 2001